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                                                                    EXHIBIT 3.53


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             VICTORY FINANCE COMPANY


         The undersigned, Victory Finance Company, a Delaware corporation (the "Company"), for the purpose of amending the Certificate of incorporation of the Corporation, in accordance with the General Corporation Law of Delaware, does hereby make and execute this Certificate of Amendment of Certificate of Incorporation and does hereby certify that:

         FIRST:    The following resolution adopted by the Board of Directors and consented to by the sole stockholder of the Company sets forth the amendment adopted:

              RESOLVED, that the Certificate of Incorporation of the Company be amended by deleting all of the present Article 4 and inserting in lieu thereof the following Article 4:

                   The total number of shares of all classes of stock which the
              Company shall be authorized to issue is two thousand (2,000), of which one thousand (1,000) shares is Common Stock, $1.00 par value, and one thousand (1,000) shares is Preferred Stock, no par value.

                   A description of the Preferred Stock and a statement of the designations, preferences, limitations and relative rights of such class of stock and the limitations on or denial of the voting rights of the shares of such class of stock are as follows:

                   Provisions Applicable to Preferred Stock

              Section 1.     Dividends

                   The holders of shares of outstanding Preferred Stock shall be entitled to receive in any fiscal year, when and as declared by the Board of Directors of the Company (the "Board"), out of assets of the Company legally available therefor, distributions on a pro rata basis parallel with the holders of shares of Common Stock.

              Section 2.     Liquidation Preference

                   The shares of the Company's Preferred Stock shall be
              preferred over shares of the Company's Common Stock so that in any liquidation of the Company's assets, or any dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of the Preferred Stock shall be entitled to receive out of the Company's assets available for distribution to its stockholders, whether from capital, surplus or earnings, before any distribution is made to holders of shares of the Company's Common Stock, an amount equal to Fifty-One Thousand Eight Hundred and NO/100 Dollars ($51,800.00) per share of Preferred Stock together with


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              an amount equal to all cash dividends (whether or not declared)
              accrued on each share of Preferred Stock, but which have not been paid or set apart for payment on the date fixed for the aforesaid payment to the holders of Preferred Stock in the event of liquidation, before any distribution of the assets shall be made to holders of the Company's Common Stock. If, upon a liquidation or dissolution or winding up of the Company, the amounts payable on or with respect to the Preferred Stock are not paid in full, the holders of shares of the Preferred Stock shall share ratably in any distribution of the Company's assets.

              Section 3.     Voting Rights

                   To the extent not inconsistent with the General Corporation
              Law of Delaware, the holders of Preferred Stock shall have no voting rights.

         SECOND:   Such amendment was duly adopted in accordance with the
provisions of Section 242 of the General Corporation Law of Delaware, as amended.

         IN WITNESS WHEREOF, this Certificate of Amendment has been executed on behalf of the Corporation by its President to be effective December 19, 1996.

                                       VICTORY FINANCE COMPANY


                                              By /s/ David W. Dupert
                                                ----------------------------
                                              David W. Dupert, President


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                          CERTIFICATE OF INCORPORATION

                                       OF

                             VICTORY FINANCE COMPANY



         1.     The name of the corporation is:


                             Victory Finance Company


         2. The address of its registered offices in the State of Delaware is Corporation Trust Center,1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.


         3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act and activity for which corporations may be organized under the General Corporation Law of Delaware.


         4. The total number of shares of all classes of stock which the corporation shall be authorized to issue is one thousand (1,000) shares of common stock, $1.00 par value.


         5. A director of the corporation is not liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that this article does not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under
Section 174 of the General Corporation Law of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit.


         6. The board of directors is authorized to make, alter or repeal the bylaws of the corporation. Election of directors need not be by written ballot.



         7.     The name and mailing address of the incorporator is:


                         K. A. Widdoes
                         The Corporation Trust Company
                         1209 Orange Street
                         Wilmington, Delaware 19901


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         I, THE UNDERSIGNED, as incorporator and for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 10th day of September, 1996.




                                               /s/ K. A. Widdoes
                                               -------------------------------
                                                   K. A. Widdoes

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